                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement on Form S-3 (File No. 333-48936) of our report dated December 3, 1999 relating to the financial statements of Ling Electronics, Inc. and Subsidiary, which appears in SatCon Technology Corporation's Current Report on Form 8-K/A dated October 21, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Albany, New York
May 14, 2001